107683944 v8 Contact: Matt Brown, SVP & CFO U.S. Concrete, Inc. 817-835-4159 U.S. CONCRETE AMENDS CREDIT FACILITY EULESS, TEXAS – September 15, 2014 – U.S. Concrete, Inc. (“U.S. Concrete” or the “Company”) announced today that the Company and certain of its subsidiaries, as guarantors, entered into a second amendment (the “Second Amendment”) to that certain First Amended and Restated Loan and Security Agreement (as amended, the “Loan Agreement”) by and among the Company and certain financial institutions named therein, as lenders (the “Lenders”), and Bank of America, N.A., as agent for the Lenders. The Second Amendment amends the Loan Agreement to increase the revolving commitments from $125.0 million to $175.0 million and to remove certain conditions to funding, including removal of (i) the uncommitted accordion feature, (ii) the maximum leverage ratio condition for the refinancing of certain senior secured notes of the Company and (iii) a requirement that any such senior notes refinancing debt must mature six months outside the expiration date of the Loan Agreement. "We believe that the execution of the Second Amendment is a prudent measure that, as our borrowing base grows going forward, will provide us with additional capacity to pursue our growth strategy through acquisitions and capital expenditures," said U.S. Concrete President and Chief Executive Officer William J. Sandbrook. About U.S. Concrete U.S. Concrete services the construction industry in several major markets in the United States through its two business segments: ready-mixed concrete and aggregate products. The Company has 108 fixed and 10 portable ready-mixed concrete plants and nine producing aggregates facilities. During 2013, U.S. Concrete produced approximately 5.2 million cubic yards of ready-mixed concrete and approximately 3.6 million tons of aggregates. For more information on U.S. Concrete, visit www.us-concrete.com. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This press release contains various forward-looking statements and information that are based on management's belief, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to, statements regarding: the stability of the business; ready-mix backlog; ability to maintain our cost structure; ability to maximize liquidity, monitor fixed costs, manage variable costs, control capital spending and monitor working capital usage; and the adequacy of current liquidity. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather conditions; the availability and pricing of raw materials; the availability of refinancing alternatives; and general NEWS RELEASE FOR IMMEDIATE RELEASE

107683944 v8 risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent Quarterly Reports on Form 10-Q. CONTACT: Matt Brown, SVP & CFO U.S. Concrete, Inc. 817-835-4159